UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008 (January 31, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective February 1, 2008, Transmeridian Exploration Incorporated (the “Company”) executed a waiver letter which granted a time extension for satisfaction of the financing condition contained in Section 8.1(c) of the Agreement and Plan of Merger dated as of December 31, 2007 (the “Merger Agreement”), among Trans Meridian International, Inc. (“Parent”), TME Merger Sub, Inc. (“Merger Sub”) and the Company, under which the obligation of Merger Sub to commence the tender offer contemplated by the Merger Agreement is subject to satisfaction of the condition that Parent has entered into definitive documentation with one or more persons or entities pursuant to which financing of at least $1,000,000,000 is made available to Parent and Merger Sub to fund all of Parent’s and Merger Sub’s obligations under the Merger Agreement, subject only to customary conditions precedent. Pursuant to the extension, the Company will have the right to terminate the Merger Agreement without liability to Parent or Merger Sub at any time after February 15, 2008, if the financing condition is not satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: February 5, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer